United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2011

Date of report (date of earliest event reported)

Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2011, the MGE Energy, Inc., Compensation Committee recommended, and the independent members of the MGE Energy Board of Directors approved, a further amendment to the currently outstanding awards under the MGE Energy 2006 Performance Unit Plan regarding the vesting provisions applicable to those awards following an award holder's death, disability or retirement from the Company. The changes would also apply to future awards made under the Performance Unit Plan.

Under the Performance Unit Plan, eligible participants, which include the named executive officers, may receive awards of "performance units," which entitle the holder to receive a cash payment equal to the value of a designated number of shares of MGE Energy common stock, plus dividend equivalent payments thereon, at the end of a five-year performance period. An award vests 60%, 80% and 100% on the third, fourth and fifth anniversaries, respectively, of its grant date. Prior to the amendments described in the following paragraph, an award provided for an additional year of vesting credit following an award holder's death, disability or retirement from the Company. The plan provides for cash payments of earned awards. No shares of common stock are issued.

As previously reported, on March 18, 2011, the MGE Energy Board approved an amendment to the outstanding awards under the Performance Unit Plan to provide for the continued vesting of those awards in the event of a bona fide retirement, provided the retired individual does not provide services to a competitor. The amendment approved on April 15, 2011, further amended the awards to provide for continued vesting of the awards in the case of a participant's death, disability or bona fide retirement. A retirement is considered bona fide provided the retired individual does not:

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provide services to any entity engaged in the sale of electricity or gas to retail customers, or the provision of transmission services related thereto, in Wisconsin or

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perform substantially the same services on a full-time basis for another entity,

and provided further the individual is:

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age 65 or older on the date of retirement,

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age 55 or older on, and has completed at least 10 years of service as an officer of the Company as of, the date of such retirement or

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age 55 or older on the date of retirement and such retirement is approved by the Board.

A retirement not qualifying as bona fide would remain subject to the existing vesting provisions, which provide an additional year of vesting credit following such retirement. The amendment does not change the number of performance units covered by any outstanding awards currently held by any of the named executive officers. The changes effected by the amendment would also be reflected in future awards made under the Performance Unit Plan. As a result of the changes made by the amendment, the Company expects to accelerate the recognition of costs associated with the outstanding awards, which is expected to result in a compensation-related charge of approximately $0.5 million in the second quarter of 2011.

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A copy of the amendment to the performance unit award agreements is filed as an exhibit to this Current Report on Form 8-K.

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Forward-Looking Statements

Except for the historical information contained herein, certain of the matters discussed in this report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by the Registrants include those factors discussed herein, as well as the items discussed in ITEM 1A. Risk Factors in the Registrant's annual report on Form 10-K for the year ended December 31, 2010, and other factors discussed in filings made by the Registrants with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. The Registrants do not undertake any obligation to publicly release any revision to their forward-looking statements to reflect events or circumstances after the date of this report.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired: None

(b)

Pro forma financial information: None

(c)

Shell company transactions: None

(d)

Exhibits. The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment to Performance Unit Award Agreements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrants)

Date: April 21, 2011	/s/ Jeffrey C. Newman
Jeffrey C. Newman Vice President, Chief Financial Officer, Secretary and Treasurer

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MGE Energy, Inc.

Madison Gas and Electric Company

Exhibit Index to Form 8-K

Dated April 15, 2011

Exhibit No.	Description
10.1	Amendment to Performance Unit Award Agreements.

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